FORM OF
RESTRICTED SHARE AWARD AGREEMENT
UNDER THE FORTRESS INVESTMENT GROUP LLC
2007 OMNIBUS EQUITY INCENTIVE PLAN

This Award Agreement (this ‘‘Restricted Share Award Agreement’’), dated as of                 , 2007 (the ‘‘Date of Grant’’), is made by and between Fortress Investment Group LLC, a Delaware limited liability company (the ‘‘Company’’) and                          (the ‘‘Participant’’). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company 2007 Omnibus Equity Incentive Plan (the ‘‘Plan’’). Where the context permits, references to the Company shall include any successor to the Company.

1.    Grant of Restricted Shares.    The Company hereby grants to the Participant                      Shares (such shares, the ‘‘Restricted Shares’’), subject to all of the terms and conditions of this Restricted Share Award Agreement and the Plan.

2.    Lapse of Restrictions.

(a)    Vesting.

(i)    General.    Subject to the provisions set forth below, the restrictions on transfer set forth in Section 2(b) hereof shall lapse pursuant to the terms of the vesting schedule attached hereto as Exhibit A, subject to the continued employment of the Participant by the Company or one of its Subsidiaries or Affiliates (or, in the case of a participant who is a non-employee director of the Company, subject to the continued service of the Participant as a non-employee director) as of each such vesting date (in each case except as set forth in any vesting schedule attached hereto).

(ii)    Following Certain Terminations of Employment.    Subject to the next sentence, upon termination of the Participant’s employment (or cessation of service as a non-employee director) with the Company and its Subsidiaries and Affiliates for any reason, any Restricted Shares as to which the restrictions on transferability described in this Section shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares (in each case except as set forth in any vesting schedule attached hereto).

(b)    Restrictions.    Until the restrictions on transfer of the Restricted Shares lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Shares or any of the Participant’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Administrator determines otherwise, upon any attempt to transfer Restricted Shares or any rights in respect of Restricted Shares before the lapse of such restrictions, such Restricted Shares, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.

3.    Legend on Certificates.    The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE ‘‘RESTRICTIONS’’) AS SET FORTH IN THE FORTRESS INVESTMENT GROUP LLC 2007 OMNIBUS EQUITY INCENTIVE PLAN AND A RESTRICTED SHARE AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND FORTRESS INVESTMENT GROUP LLC, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE,

ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.

4.    Securities Laws Requirements.    The Company shall not be obligated to transfer any Shares to the Participant free of the restrictive legend described in Section 3 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the ‘‘Securities Act’’) (or any other federal or state statutes having similar requirements as may be in effect at that time).

5.    No Obligation to Register.    The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.

6.    Protections Against Violations of Agreement.    No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Restricted Share Award Agreement will be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any of such Restricted Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

7.    Tax Withholding.    The Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income in respect to the Restricted Shares (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. The Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, with the approval of the Administrator, in it sole discretion, by delivering already owned unrestricted shares of Common Stock, in each case, having a value equal to the minimum amount of tax required to be withheld. Such shares of Common shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. The Participant shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit B.

8.    Failure to Enforce Not a Waiver.    The failure of the Company to enforce at any time any provision of this Restricted Share Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

9.    Protections Against Violations of Agreement.    No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Restricted Share Award Agreement will be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any of such Restricted Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.    Governing Law.    This Restricted Share Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

11.    Incorporation of Plan.    The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Restricted Share Award Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Restricted Share Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

12.    Section 409A Compliance.    Notwithstanding anything to the contrary contained in this Restricted Share Award Agreement, to the extent that the Board determines that the Plan or the

Restricted Shares are subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the Restricted Shares in order to cause the Restricted Shares to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

13.    Survival of Terms.    This Restricted Share Award Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

14.    Counterparts.    This Restricted Share Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

15.    Agreement Not a Contract for Services.    Neither the Plan, the granting of the Restricted Shares, this Restricted Share Award Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.

16.    Authority of the Administrator.    The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Share Award Agreement. The determination of the Administrator as to any such matter of interpretation or construction shall be final, binding and conclusive.

17.    Representations.    The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Share Award Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Share Award Agreement.

18.    Severability.    Should any provision of this Restricted Share Award Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Award Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Share Award Agreement. Moreover, if one or more of the provisions contained in this Restricted Share Award Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

19.    Acceptance.    The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Share Award Agreement. The Participant has read and understands the terms and provisions of the Plan and this Restricted Share Award Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Restricted Share Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Share Award Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Share Award Agreement on the day and year first above written.

FORTRESS INVESTMENT GROUP LLC
By Name Title
[NAME]
The Participant

Address:

EXHIBIT A

[insert vesting schedule]

For purposes of this Restricted Share Award Agreement, ‘‘Change of Control’’ means the occurrence of any of the following events:

(1)    any Person or any group of Persons acting together which would constitute a ‘‘group’’ for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding any group of Persons, which, if it includes any Original Partner or any of his Affiliates, includes all Original Partners then employed by the Company or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or

(2)    the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the date of the consummation of the initial public offering of Class A Shares, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the date of the consummation of the initial public offering of Class A Shares or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(3)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(4)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement or series of related agreements for the sale or other disposition, directly, or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a ‘‘Change in Control’’ shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

With respect to the definition of Change of Control, ‘‘Person’’ shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

EXHIBIT B

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.    The name address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:   ______________________________________________________

NAME OF SPOUSE:   __________________________________________________________

ADDRESS:   ________________________________________________________________

IDENTIFICATION NO. OF TAXPAYER:   __________________________________________

IDENTIFICATION NUMBER OF SPOUSE:   ________________________________________

TAXABLE YEAR:   __________________________________________________________

2.    The property with respect to which the election is made is described as follows:                              Shares, par value $     per share, of Fortress Investment Group LLC (‘‘Company’’).

3.    The date on which the property was transferred is:                                         , 20    .

4.    The property is subject to the following restrictions:

The property may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $                                .

6.    The amount (if any) paid for such property is: $                                 .

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election will not be effective unless the applicable withholding obligations have been satisfied and may not be revoked except with the consent of the Commissioner.

Dated: , 200

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: , 200

Spouse of Taxpayer